Exhibit 28

                      TRANSACTIONS IN SHARES OF THE ISSUER

The Reporting Persons engaged in the following transactions in Shares of the Company since the most recent filing on Schedule 13D. All such transactions involved sales of Shares and were effected on The New York Stock Exchange, except as otherwise noted.


   Reporting Person With                                                                      Price per Share (Excluding
Direct Beneficial Ownership       Date of Transaction             Number of Shares                  Commissions)
----------------------------    ---------------------------    --------------------------     ----------------------------
         Greenway                        7/25/02                       (11,100)                        $10.8173
         Greenway                        7/26/02                       (10,600)                        $10.9104
         Greenway                        7/26/02                       (50,000)                        $11.00
         Greenbelt                       8/1/02                        (35,000)                        $9.9057
         Greensea                        8/1/02                        (35,000)                        $9.9057
         Greentree                       8/1/02                        (30,000)                        $9.9057
         Greenbelt                       8/2/02                        (45,000)                        $9.425
         Greensea                        8/2/02                        (50,000)                        $9.425
         Greensea                        8/2/02                        (26,300)                        $9.443
         Greentree                       8/2/02                       (146,500)                        $9.425
         Greenway                        8/2/02                        (30,000)                        $9.425
         Kingsley                        8/2/02                        (70,000)                        $9.425
         Duberstein                      8/5/02                        (10,000)                        $9.2647
         Greenbelt                       8/5/02                        (63,600)                        $9.2647
         Greensea                        8/5/02                        (30,000)                        $9.2647
         Greensea                        8/5/02                        (13,700)                        $9.10
         Greentree                       8/5/02                        (30,000)                        $9.2647
         Greenway                        8/5/02                        (50,000)                        $9.2647
         Kingsley                        8/5/02                        (16,400)                        $9.2647
         Greensea                        8/6/02                        (80,000)                        $9.74731
         Kingsley                        8/6/02                        (20,000)                        $9.74731
         Greenway                        8/7/02                        (25,000)                        $9.40
         Greenbelt                       8/13/02                       (16,400)                        $9.75
         Greenbelt                       8/27/02                       (52,800)                        $10.161
         Duberstein                      8/28/02                        (5,000)                        $10.1572
         Greenbelt                       8/28/02                      (100,000)                        $10.1572
         Greenbelt                       8/28/02                       (37,700)                        $10.1495
         Greenbelt                       8/29/02                       (15,900)                        $9.6414
         Greenbelt                       8/29/02                    (2,273,600)                         N/A*







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* Greenbelt relinquished voting and investment power over Shares.







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